FUND ACCOUNTING AND PRICING AGENT AGREEMENT


         This Fund Accounting and Pricing Agent Agreement (the "Agreement"), a Massachusetts business trust, is made as of __________, 1997, between GT Global Series Trust (the "Trust"), on behalf of GT Global New Dimension Fund ("Fund"), and Chancellor LGT Asset Management, Inc. ("Chancellor LGT").

         WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company;

         WHEREAS, the Fund is a series of the Trust and is part of a complex of investment companies that are managed and/or administered by Chancellor LGT (the "GT Global Group of Funds"); and

         WHEREAS, the Trust desires to retain Chancellor LGT to act as the Fund's accounting and pricing agent, and Chancellor LGT is willing to act in such capacities;

         NOW, THEREFORE, in consideration of the foregoing and the terms and conditions hereinafter set forth, the Trust and Chancellor LGT hereby agree as follows:

                  SECTION 1. APPOINTMENT. The Trust hereby appoints Chancellor LGT to act as the Fund's accounting and pricing agent for the period and on the terms and conditions set forth in this Agreement. Chancellor LGT hereby accepts such appointment and agrees to render the services set forth for the compensation herein provided.

                  SECTION 2. DEFINITIONS. As used in this Agreement and in addition to the terms defined elsewhere herein, the following terms shall have the meanings assigned to them in this Section:

                           (a) "Authorized Person" means any officer of the Fund and any other person, whether or not any such person is an officer or employee of the Fund, duly authorized by the Board of Trustees, the President or any Vice President of the Fund to give Oral and/or Written Instructions on behalf of the Fund.

                           (b) "Commission" means the Securities and Exchange Commission.

                           (c) "Custodian" means the custodian or custodians employed by the Fund to maintain custody of the Fund's assets.

                           (d) "Governing Documents" means the Declaration of Trust, By-Laws and other applicable charter documents of the Trust, all as they may be amended from time to time.


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                           (e)  "Oral   Instruction"   means  oral  instructions
         actually received by Chancellor LGT from an Authorized Person or from a person reasonably believed by Chancellor LGT to be an Authorized Person, provided that, any Oral Instruction shall be promptly confirmed by Written Instructions.

                           (f) "Prospectus" means the current prospectus of the Fund.

                           (g) "Shares" means shares of beneficial interest of the Fund.

                           (h) "Shareholder" means any owner of Shares.

                           (i) "Written Instructions" means written instructions delivered by hand, mail, tested telegram or telex, cable or facsimile sending device received by Chancellor LGT and signed by an Authorized Person.

                  SECTION 3. COMPLIANCE WITH LAWS, ETC. In performing its responsibilities hereunder, Chancellor LGT shall comply with all terms and provisions of the Governing Documents, the Prospectus and all applicable state and federal laws including, without limitation, the 1940 Act and the rules and regulations promulgated by the Commission thereunder.

                  SECTION 4. SERVICES. Subject to the supervision and control of the Trust's Board of Trustees, Chancellor LGT shall provide the following services to the Fund:

                  (a)  PRICING AGENT.  As pricing agent, Chancellor LGT shall:

                           (1) Obtain security market quotes from services approved by the investment manager of the Fund or, if such quotes are unavailable, then obtain such prices from the investment manager of the Fund or from such sources as the investment manager may direct, and, in either case, calculate the market value of the Fund's investments; and

                           (2) Value the assets of the Fund and  compute the net
                  asset value per Share of the Fund at such dates and times and in the manner specified in the then currently effective Prospectus and transmit to the Fund's investment manager.

                  (b) ACCOUNTING AGENT. As fund accounting agent, Chancellor LGT shall:

                           (1) Calculate the net income of the Fund;

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                           (2)  Calculate  capital  gains or losses for the Fund
                  from the sale or disposition of assets, if any;

                           (3) Maintain the general  ledger and other  accounts,
                  books and  financial  records of the Fund,  as required  under
                  Section 31(a) of the 1940 Act and the rules promulgated by the Commission thereunder in connection with the services provided by Chancellor LGT;

                           (4) Perform the following functions on a daily basis:

                                    (A)   journalize   the  Fund's   investment,
                           capital share and income and expense activities;

                                    (B) reconcile cash and  investment  balances
                           of the Fund with the Custodian and provide the Fund's investment manager with the beginning cash balance available for investment purposes and update the cash availability throughout the day as required by the investment manager;

                                    (C) verify investment buy/sell trade tickets
                           received from the Fund's investment manager and transmit trades to the Fund's Custodian for proper settlement;

                                    (D)   maintain    individual   ledgers   for
                           investment securities;

                                    (E)   maintain   historical   tax  lots  for
                           investment securities;

                                    (F) calculate various  contractual  expenses
                           (e.g., advisory and custody fees);

                                    (G) post to and prepare the Fund's statement
                           of  assets   and   liabilities   and   statement   of
                           operations; and

                                    (H) monitor  expense  accruals and notify an
                           Authorized Person of any proposed adjustments;

                           (5) Receive and act upon notices, Oral and Written Instructions, certificates, instruments or other communications from the Fund's shareholder servicing and transfer agent;

                           (6) Assist in the preparation of financial statements
                  semiannually, which will include the following items:

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                                   (A) schedule of investments;

                                   (B) statement of assets and liabilities;

                                   (C) statement of operations;

                                   (D) changes in net assets;

                                   (E) cash statement; and

                                   (F) schedule of capital gains and losses;

                           (7) Prepare monthly security transaction listings;

                           (8) Prepare  quarterly  broker security  transactions
                  summaries; and

                           (9) At the reasonable  request of the Fund, assist in
                  the preparation of various reports or other financial documents required by federal, state and other appropriate laws and regulations.

                  SECTION 4A. CALCULATION OF FEES FOR OTHER SERVICE PROVIDERS. When and if a special servicing agreement or similar agreement ("Special Servicing Agreement") is entered into among the Trust, Chancellor LGT, GT Global Investor Services, Inc. and G.T. Investment Funds, Inc. ("Investment Funds"), Chancellor LGT shall (1) calculate the amount of the Fund's fees and expenses;
(2) calculate the estimated savings to the series of Investment Funds in which the Fund invests ("Underlying Funds") as a result of the Fund's operations; and
(3) determine the level of excess savings with respect to each Underlying Fund. When and if the Special Servicing Agreement is in effect, Chancellor LGT shall deliver proper instructions to each of the Underlying Funds as to the amount of payments to be made to the Fund's service providers or other persons pursuant to the Special Servicing Agreement.

                  SECTION 5. COMPENSATION. Fees payable under this Agreement shall be set forth in writing and attached hereto as Schedule A.

                  SECTION 6. RELIANCE BY CHANCELLOR LGT ON INSTRUCTIONS. Unless otherwise provided in this Agreement, Chancellor LGT shall act only upon Oral or Written Instructions. Chancellor LGT shall be entitled to rely upon any such Instructions actually received by it under this Agreement. The Fund agrees that Chancellor LGT shall incur no liability to the Fund in acting upon Oral or Written Instructions given to Chancellor LGT hereunder, provided that, such Instructions reasonably appear to have been received from an Authorized Person.

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                  SECTION 7. COOPERATION WITH AGENTS OF THE FUND. Chancellor LGT
shall cooperate with the Fund's agents and employees, including, without limitation, their independent accountants, and shall take all reasonable action in the performance of its obligations under this Agreement to assure that all necessary information is made available to such agents to the extent necessary in the performance of their duties to the Fund.

                  SECTION 8. CONFIDENTIALITY. Chancellor LGT, on behalf of itself and its employees, agrees to treat confidentially all records and other information relating to the Fund except when requested to divulge such information by duly constituted authorities provided that notification and prior approval is obtained from the Fund, which approval shall not be unreasonably withheld and may not be withheld if Chancellor LGT, in its judgment, may be subject to civil or criminal contempt proceedings for failure to comply.

                  SECTION 9. STANDARD OF CARE. In the performance of its responsibilities hereunder, Chancellor LGT shall exercise care and diligence in the performance of its duties and act in good faith and use its best efforts to ensure the accuracy and completeness of all services under this Agreement. In performing services hereunder, Chancellor LGT:

                           (a) shall be under no duty to take any action on behalf of the Fund except as specifically set forth herein or as may be specifically agreed to by Chancellor LGT in writing, and in computing the net asset value per Share of the Fund, Chancellor LGT may rely upon any information furnished to it including, without limitation, information (1) as to the accrual of liabilities of the Fund and as to liabilities of the Fund not appearing on the books of account kept by Chancellor LGT, (2) as to the existence, status and proper treatment of reserves, if any, authorized by the Fund, (3) as to the sources of quotations to be used in computing net asset value, (4) as to the fair value to be assigned to any securities or other property for which price quotations are not readily available and (5) as to the sources of information with respect to "corporate actions" affecting portfolio securities of the Fund (information as to "corporate actions" shall include information as to dividends, distributions, interest payments, prepayments, stock splits, stock dividends, rights offerings, conversions, exchanges, recapitalizations, mergers, redemptions, calls, maturity dates and similar actions, including ex-dividend and record dates and the amounts and terms thereof);

                           (b) shall be responsible and liable for all losses, damages and costs (including reasonable attorneys' fees) incurred by the Fund which is due to or caused by Chancellor LGT's negligence in the performance of its duties under this Agreement or for Chancellor


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         LGT's  negligent  failure to perform  such  duties as are  specifically assumed by Chancellor LGT in this Agreement, provided that, to the extend that duties, obligations and responsibilities are not expressly set forth in this Agreement, Chancellor LGT shall not be liable for any act or omission that does not constitute willful misfeasance, bad faith or negligence on the part of Chancellor LGT or reckless disregard by Chancellor LGT of such duties, obligations and responsibilities; and

                           (c) without limiting the generality of the foregoing,
                  Chancellor LGT shall not, in connection with Chancellor LGT's duties under this Agreement, be under any duty or obligation to inquire into and shall not be liable for or in respect of:

                                    (1) the validity or  invalidity or authority
                           or  lack  of   authority   of  any  Oral  or  Written
                           Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, if any and that Chancellor LGT reasonably believes to be genuine; and

                                    (2)   delays  or  errors  or  loss  of  data
                           occurring by reason of circumstances beyond Chancellor LGT's control including, without limitation, acts of civil or military authorities, national emergencies, labor difficulties, fire, mechanical breakdown, denial of access, earthquake, flood or catastrophe, acts of God, insurrection, war, riots, or failure of the mails, transportation, communication or power supply.

Notwithstanding any other provisions of this Agreement, the following provisions shall apply with respect to Chancellor LGT's computation of the Fund's net asset value: Chancellor LGT shall be held to the exercise of reasonable care in computing and determining net asset value as provided in Section 4(a), above, but shall not be held accountable or liable for any losses, damages or expenses of the Fund or any Shareholder or former Shareholder may incur arising from or based upon errors or delays in the determination of such net asset value unless such error or delay was due to Chancellor LGT's negligence or willful misfeasance in the computation and determination of such net asset value. The parties hereto acknowledge, however, that Chancellor LGT causing an error or delay in the determination of net asset value may, but does not in an of itself, constitute negligence or willful misfeasance. In no event shall Chancellor LGT be liable or responsible to the Fund or any other party for any error or delay which continued or was undetected after the date of an audit of the Fund performed by the certified public accountants employed by the Fund if, in the exercise of reasonable care in accordance with generally accepted accounting


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principles,  such accountants should have become aware of such error or delay in the course of performing such audit. Chancellor LGT's liability for any such negligence or willful misfeasance which results in an error in determination of such net asset value shall be limited to the direct out-of-pocket loss the Fund and/or any Shareholder or former Shareholder shall actually incur.

                  Without limiting the generality of the foregoing, Chancellor LGT shall not be held accountable or liable to the Fund, a Shareholder or former Shareholder or any other person for any delays or losses, damages or expenses any of them may suffer or incur resulting from (1) Chancellor LGT's failure to receive timely and suitable notification concerning quotations, corporate actions or similar matters relating to or affecting portfolio securities of the Fund or (2) any errors in the computation of a net asset value based upon or arising out of quotations or information as to corporate actions if received by Chancellor LGT from a source that Chancellor LGT was authorized to rely upon. Nevertheless, Chancellor LGT will use its best judgment in determining whether to verify through other sources any information that it has received as to quotations or corporate actions if Chancellor LGT has reason to believe that any such information is incorrect.

                  SECTION 10. RECEIPT OF ADVICE. If Chancellor LGT is in doubt as to any action to be taken or omitted by it, Chancellor LGT may request, and shall be entitled to rely upon, directions and advice from the Fund, including Oral or Written Instructions where appropriate, or from counsel of its own choosing (who may also be counsel for the Fund), with respect to any question of law. In case of conflict between directions, advice or Oral and Written Instructions received by Chancellor LGT pursuant to this Section, Chancellor LGT shall be entitled to rely on and follow the advice received from counsel as described above. Chancellor LGT shall be protected in any action or in action that it takes in reliance on any directions, advice or Oral or Written Instructions received pursuant to this Section that Chancellor LGT, after the receipt of the same, in good faith believes to be consistent with such directions, advice or Oral or Written Instructions, as the case may be. Notwithstanding the foregoing, nothing in this Section shall be construed as imposing on Chancellor LGT any obligation to seek such directions, advice or Oral or Written Instruction, or to act in accordance with them when received, unless the same is a condition to Chancellor LGT's properly taking or omitting to take such action under the terms of this Agreement.

                  SECTION 11. INDEMNIFICATION OF CHANCELLOR LGT. The Fund agrees, separately and not jointly, to indemnify and hold harmless Chancellor LGT and its officers, directors, employees, nominees and subcontractors, if any, from all taxes, charges, expenses, assessments, claims and liabilities, including, without limitation, liabilities arising under the 1940 Act, the


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Securities  Act of 1933,  as amended,  the  Securities  Exchange Act of 1934, as amended,  the  Commodities  Exchange Act and any state or foreign  securities or
blue  sky  laws,  and  expenses,   including,  without  limitation,   reasonable
attorneys' fees and disbursements, arising directly or indirectly from any action or thing that Chancellor LGT takes or omits to take or do:

                  (a) at the request or on the direction of or in reliance upon the advice of the Fund;

                  (b) upon Oral or Written Instructions; or

                  (c)   in   the   performance   by   Chancellor   LGT   of  its
         responsibilities under this Agreement;

provided that, Chancellor LGT shall not be indemnified against any liability to the Fund, or any expenses incident thereto, arising out of Chancellor LGT's own willful misfeasance, bad faith or negligence or reckless disregard of its duties in connection with the performance of its duties and obligations specifically described in this Agreement.

                  SECTION 12. INDEMNIFICATION OF THE FUND. Chancellor LGT agrees to indemnify and hold harmless the Fund and its officers, trustees, and employees, from all taxes, charges, expenses, assessments, claims and liabilities, including, without limitation, liabilities arising under the 1940 Act, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Commodities Exchange Act and any state or foreign securities or blue sky laws, and expenses, including, without limitation, reasonable attorneys' fees and disbursements, arising directly or indirectly from any action or omission of Chancellor LGT that does not meet the standard of care to which Chancellor LGT is subject under Section 9, above.

                  SECTION 13. LIMITATION OF LIABILITY OF SHAREHOLDERS AND TRUSTEES OF THE TRUST. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the shareholders, trustees, officers, nominees, agents or employees of the Trust personally, but shall only bind the assets and property of the Fund, as provided in the Governing Documents. The execution and delivery of this Agreement has been authorized by the Board of Trustees of the Trust, and this Agreement has been executed and delivered by an authorized officer of the Trust acting as such, and neither such authorization by the Board of Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Fund as provided in the Governing Documents.

                  SECTION 14. DURATION AND TERMINATION. This Agreement shall continue until termination is effected by the Fund or Chancellor LGT upon sixty days' prior written notice to the other. In the event of the "assignment" of


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this  Agreement  within  the  meaning  of the 1940  Act,  this  Agreement  shall terminate automatically.

                  SECTION 15. NOTICES. All notices and other communications hereunder, including Written Instructions, shall be in writing or by confirming telegram, cable, telex or facsimile sending device. Notices with respect to a party shall be directed to such address as may from time to time be designated by that party to the other.

                  SECTION 16. FURTHER ACTIONS. The Trust and Chancellor LGT agree to perform such further acts and to execute such further documents as may be necessary or appropriate to effect the purposes of this Agreement.

                  SECTION 17. AMENDMENTS. This Agreement, or any part thereof, may be amended only by an instrument in writing signed by the Trust and Chancellor LGT.

                  SECTION 18. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

                  SECTION 19. MISCELLANEOUS. This Agreement embodies the entire agreement and understanding between the Trust and Chancellor LGT and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the Trust and Chancellor LGT may embody in one or more separate documents their agreement or agreements with respect to such matters that this Agreement provides may be later agreed to by and among the Trust and Chancellor LGT from time to time. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement shall be governed by and construed in accordance with California law. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the Trust and Chancellor LGT and their respective successors.



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                  IN WITNESS  WHEREOF,  the Trust and Chancellor LGT have caused this Agreement to be executed by their officers designated below as of this day, month and year first above written.

                                    GT GLOBAL SERIES TRUST



Attest:____________________         By:     ____________________________


                                    CHANCELLOR LGT ASSET MANAGEMENT, INC.


Attest:____________________         By:     ____________________________